Exhibit 99.1

Alliance One International, Inc.	Tel: 434 792 7511
512 Bridge Street
Post Office Box 681
Danville, VA 24543-0681
USA

NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

May 13, 2005

Alliance One International Announces Completion of Merger of

DIMON Incorporated and Standard Commercial Corporation

Danville, Va. – Alliance One International, Inc. (NYSE: AOI), announced today completion of the merger of DIMON Incorporated and Standard Commercial Corporation. The merger, originally announced November 8, 2004, creates a leading global independent leaf tobacco merchant with broad geographic processing capabilities, a diversified product offering and an established customer base, including all of the world’s major consumer tobacco products companies. As a result of the merger, Alliance One is one of only two global independent leaf tobacco merchants, each with substantially similar global market shares.

Brian J. Harker, Chairman and Chief Executive Officer, stated, “With Alliance One we are creating a strategic profile that will be fully in step with the evolution of our industry and our customers’ needs. Alliance One will emphasize value-added services, industry-leading tobacco processing capabilities, information technology advancements, new product development and global agronomic programs. We will now have the scale that will better position us to partner with all our customers in a true supply chain alliance.”

DIMON and Standard Commercial have completed an extensive integration planning process, incorporating internal expertise from both companies, as well as external consultants, and implementation of those plans has immediately begun today. Through the rationalization of processing capacity and the elimination of duplicative regional and corporate overhead, Alliance One expects to realize over $60 million in potential annual pre-tax cost savings. The company expects to implement substantially all of the proposed cost savings initiatives and to realize 65% of potential annual cost savings over the next year, with 100% to be realized in fiscal year 2007.

In conjunction with the merger, Alliance One has also today successfully completed a comprehensive refinancing transaction comprising a new $650 million senior secured bank facility, $315 million of Senior Notes due 2012, and $100 million of Senior Subordinated Notes due 2012. The company’s new capital structure is expected to facilitate the financial flexibility required by the merged operations, while providing substantial long-term liquidity.

Robert E. (Pete) Harrison, President and Chief Operating Officer, stated, “Worldwide consumption trends, increasing taxation and government regulation have combined to create a new operating environment for our industry. We look forward to capitalizing on emerging opportunities and addressing new challenges using the combined talents and resources of our integrated businesses to ally our supplier and customer needs with our own.”

Alliance One is a leading independent leaf tobacco merchant. It selects, purchases, processes, stores, packs and ships tobacco grown in over 45 countries, and serves the world’s large multinational cigarette manufacturers in over 90 countries. Beginning Monday, May 16, 2005, Alliance One’s shares will trade under the ticker AOI. For more information visit the company’s website at http://www.aointl.com.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of Alliance One’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, our ability to implement cost savings initiatives, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, and the impact of regulation and litigation on Alliance One’s customers. Additional factors that could cause Alliance One’s results to differ materially from those described in the forward-looking statements can be found in Alliance One’s (previously DIMON Incorporated) Annual Reports on Form 10-K/A for the fiscal year ended March 31, 2004, and other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).